UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 16, 2015 hhgregg, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-33600

Indiana	47-4850538
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
4151 East 96th Street
Indianapolis, Indiana 46240
(Address of principal executive offices, including zip code)
(317) 848-8710
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

The information called for by this item is contained in Item 5.02, which is incorporated by reference into this Item 1.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 16, 2015, hhgregg, Inc. entered into amendments to the employment agreements (the “Amendments”) with the Company’s senior executives (the “Executives”) to (i) increase the severance payments for a termination of the employment of such Executive within one-year following a change of control of the Company to two times base salary plus a lump sum payment equal to 24 months of 167% of COBRA premiums and (ii) remove the Executive’s mitigation obligations in connection with certain termination events to the extent such provision was included in the Executive’s employment agreement. The Amendments will become effective on January 1, 2016.

A change in control is defined in the Amendments to include A) a merger, consolidation, business combination or similar transaction involving the Company as a result of which the holders of the voting securities of the Company prior to such transaction in the aggregate cease to own at least 70% of the voting securities of the entity surviving or resulting from such transaction (or the ultimate parent entity thereof), (B) a sale, lease, exchange, transfer or other disposition of more than 25% of the assets of the Company and its subsidiaries, taken as a whole, in a single transaction or a series of related transactions, or (C) the acquisition, by a person or group (as such term is defined under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of more than 25% of the voting securities of the Company whether by tender or exchange offer or otherwise.

The Compensation Committee, after an annual review of the compensation arrangements of the Company’s Executives, recommended the Amendments to create consistency in the terms of the employment arrangements with the Company’s Executives, better align the Executive’s compensation arrangements with the Company’s peer group and retain Executives in a competitive market.

A copy of the Amendments are filed as Exhibit 10.1-10.5 to this Form 8-K and are hereby incorporated by reference into this Item 5.02 by reference in their entirety.

Item 9.01.	Financial Statements and Exhibits

Exhibit No.	Description
10.1	Amendment No. 3 to Employment Agreement dated December 16, 2015 between Dennis L. May and Gregg Appliances, Inc.
10.2	Amendment No.1 to Employment Agreement dated December 16, 2015 between Robert Riesbeck and Gregg Appliances, Inc.
10.3	Amendment No.1 to Employment Agreement dated December 16, 2015 between Charles Young and Gregg Appliances, Inc.
10.4	Amendment No.1 to Employment Agreement dated December 16, 2015 between Trent Taylor and Gregg Appliances, Inc.
10.5	Amendment No. 1 to Employment Agreement dated December 16, 2015 between Keith Zimmerman and Gregg Appliances, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

hhgregg, Inc.

Date: December 18, 2015	By:	/s/ Robert J. Riesbeck
Robert J. Riesbeck
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Amendment No. 3 to Employment Agreement dated December 16, 2015 between Dennis L. May and Gregg Appliances, Inc.
10.2	Amendment No.1 to Employment Agreement dated December 16, 2015 between Robert Riesbeck and Gregg Appliances, Inc.
10.3	Amendment No.1 to Employment Agreement dated December 16, 2015 between Charles Young and Gregg Appliances, Inc.
10.4	Amendment No.1 to Employment Agreement dated December 16, 2015 between Trent Taylor and Gregg Appliances, Inc.
10.5	Amendment No. 1 to Employment Agreement dated December 16, 2015 between Keith Zimmerman and Gregg Appliances, Inc.